SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 11, 1998


                              Sybron Chemicals Inc.
             (Exact name of Registrant as specified in its charter)


         Delaware                    0-19983                    51-0301280
   (State or other juris-          (Commission                (IRS Employer
    diction of incorporation)        File No.)             Identification No.)


             Birmingham Road, P.O. Box 66
                Birmingham, New Jersey                           08011
       (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (609) 893-1100


          (Former name or former address, if changed since last report)


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Item 5.   Other Events.

         On December 11, 1997, Sybron Chemicals Inc. ("Sybron") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Sybron, Sybron Holdings, Inc., a Delaware corporation ("Holdings"), and Sybron Acquisition Corp. ("Acquisition"), a Delaware corporation and wholly owned subsidiary of Holdings, pursuant to which Acquisition was to merge with and into Sybron (the "Merger"), with Sybron being the surviving corporation, and Sybron's stockholders (other than Holdings and Acquisition) were to receive for their shares of common stock of Sybron, par value $0.01 per share (each a "Share"), $34.50 per Share, in cash. A copy of the Merger Agreement was filed as Exhibit 2 to Sybron's Current Report on Form 8-K dated December 11, 1997. Holdings is owned by an investor group comprised of certain executive officers of Sybron, including Richard M. Klein, Ph.D., President and Chief Executive Officer, and John H. Schroeder, executive Vice President, and by an affiliate of Citicorp Venture Capital Ltd. ("CVC") and certain employees of CVC (collectively, the "Investor Group").

         On February 11, 1998, the special committee (the "Special Committee") of the Board of Directors of Sybron (the "Board") informed the Investor Group that the Special Committee was withdrawing its support of the Merger. On that same date, the Board was notified by the Investor Group that the Investor Group was terminating the Merger Agreement in accordance with its terms.

         On February 11, 1998, Sybron issued a press release relating to the foregoing, a copy of which is filed herewith as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.



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         (c)      Exhibits.

                  Exhibit 99 Press Release dated February 11, 1998.

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





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Sybron Chemicals Inc.
                                             (Registrant)

Date:  February 13, 1998

                                        By:  /s/Dennis J. Fiore
                                             Dennis J. Fiore
                                             Vice President, Finance and
                                             Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit  Description                              Method of Filing
99       Press Release dated February 11, 1998.   Filed electronically herewith.



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